UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN BILTRITE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

American Biltrite Inc.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 9, 2011.

Notice of Annual Meeting of Stockholders

As part of our efforts to cut unnecessary expenses and conserve the environment, American Biltrite Inc. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper copies of the proxy statement and annual report. This reduces postage and printing expenses and paper waste. The notice, proxy statement, annual report and proxy card are available at:

WWW.AMBILT.INFO

The annual stockholder meeting will be held at 2:30 p.m. on May 9, 2011, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York. The matters to be covered are noted below:

1.	To elect the three nominees named in American Biltrite Inc.’s proxy statement, who will hold office until the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualified.

2.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors of American Biltrite Inc. recommends voting “FOR” the election of each of the nominees for director.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. This notice is not a proxy card or ballot. You cannot use this notice to vote.

Shortly, you will receive a hard copy of a proxy card that will reflect the proposals to be voted on at the Annual Meeting. You may vote by mail or in person. In order to vote by mail, simply cast your vote on the proxy card you will receive, sign and return it in the business reply envelope which will accompany the proxy card. You may also print a proxy card from the website at WWW.AMBILT.INFO. You should mail that executed proxy card to Registrar and Transfer at the specified address on the website. If you plan to attend the Annual Meeting and wish to vote in person, the Company will give you a ballot at the meeting if you request one; however, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or other nominee and bring to the meeting a “legal proxy” authorizing you to vote your “street name” shares held at the close of business on March 17, 2011. We ask that you cast your vote promptly after you receive a proxy card. Thank you for your continued support!

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 24, 2011 to facilitate timely delivery before the stockholder meeting. You may also elect to receive paper copies of proxy materials for future meetings by making your request as instructed below.

➢	Visit our website at WWW.AMBILT.INFO
➢	Send us an email at PROXY@AMBILT.COM with your name and address; or
➢	Call us at 877-237-6655

To obtain directions to the Annual Meeting please call 877-237-6655.